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                                                                    EXHIBIT 12.1

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                                       SIX MONTHS
                                                                                                          ENDED
                                                                                                      JUNE 30, 1999
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Earnings before fixed charges:
  Income from continuing operations before income taxes............................................     $      65
  Interest and debt expense........................................................................           182
  Interest portion of rental expense...............................................................             8
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Earnings before fixed charges......................................................................     $     255
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Fixed charges:
  Interest and debt expense........................................................................     $     182
  Interest portion of rental expense...............................................................             8
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    Total fixed charges............................................................................     $     190
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Ratio of earnings to fixed charges.................................................................           1.3
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